Exhibit 10.1

EXECUTION COPY

FIRST AMENDMENT dated as of October 25, 2007 (this “Amendment”) to each of the Three-Year Unsecured Letter of Credit Facility Agreement dated as of March 12, 2007 (the “Three-Year Facility Agreement”) and the Five-Year Secured Letter of Credit Facility Agreement dated as of March 12, 2007 (the “Five-Year Facility Agreement”) (each as amended, supplemented or otherwise modified from time to time, the “Credit Agreements”), among VALIDUS HOLDINGS, LTD. (the “Company”), VALIDUS REINSURANCE, LTD. (“Validus Re” and collectively with the Company, the “Account Parties”), the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS the Account Parties, the Administrative Agent and the Required Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreements in the manner set forth herein.

NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreements (as amended hereby).

SECTION 2.  Amendments to the Credit Agreements.  Effective as of the First Amendment Effective Date (as defined below), the Credit Agreements are hereby amended as follows:

(a)  Section 1.01 of each of the Credit Agreements is amended by inserting the following new definitions:

““Funds at Lloyd’s” has the meaning attributed to such term in the membership byelaws of the Society of Lloyd’s.”

““Lloyd’s LC Facility” means a letter of credit facility, between the Company and/or one or more Subsidiaries of the Company and the letter of credit issuer(s) and other credit providers thereunder providing for the issuance of letters of credit primarily for the purpose of enabling Funds at Lloyd’s to be provided thereby on behalf of the account parties thereunder and in an aggregate principal amount of up to $100,000,000 at any time outstanding, on terms substantially consistent with the terms set forth in the term sheet attached hereto as Schedule 1.02 (the “FAL Facility Term Sheet”) and any modifications, amendments, restatements, waivers, extensions, renewals, replacements or refinancings thereof provided that any such modifications, amendments, waivers, extensions, renewals, replacements or refinancings be on terms which, when taken together as a whole, are not adverse in any material respect to the interests of the Lenders, as compared to those contained in the FAL Facility Term Sheet.”

““Preferred Securities” means any preferred Equity Interests (or capital stock) of any Person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such Person over shares of common Equity Interests (or capital stock) of any other class of such Person.”

(b)  The definition of Junior Subordinated Deferrable Debentures contained in Section 1.01 of each of the Credit Agreements is hereby amended by inserting the following at the end of such definition: “, including for the avoidance of doubt the Company’s Junior

Subordinated Deferrable Interest Debentures due 2037 issued under the Junior Subordinated Indenture dated June 21, 2007 between the Company and Wilmington Trust Company, as Trustee, as the same may be amended from time to time.”

(c)  Section 6.02(e) is hereby amended by adding the following at the end of the parenthetical phrase contained therein: “and including in connection with the posting of collateral (or the realization thereof) under the Lloyd’s LC Facility.”

(d)  Section 6.03(q) of each of the Credit Agreements is amended by inserting “or securing the Lloyd’s LC Facility” at the end thereof.

(e)  Sections 6.04(a) of the Three-Year Facility Agreement and the Five-Year Facility Agreement are each amended by inserting “or the Lloyd’s LC Facility” immediately following the reference to “the Five-Year Secured Letter of Credit Facility” and “the Three-Year Unsecured Letter of Credit Facility”, respectively, appearing therein.

(f)  Section 6.04(b) of each of the Credit Agreements is amended by inserting “and the Lloyd’s LC Facility” at the end thereof.

(g)  Section 6.08 of each of the Credit Agreements is amended by inserting the following sentence at the end thereof:

“Notwithstanding the foregoing, the Company may declare and pay cash dividends or distributions in respect of (i) any trust preferred security, deferrable interest subordinated debt security, mandatory convertible debt or other hybrid security (including Hybrid Capital) that, at the time of issuance thereof or at any time prior to the initial dividend or distribution thereunder, was accorded equity treatment by S&P and/or (ii) any Preferred Security, if, at the time of and after giving pro forma effect to such dividend or distribution, no Event of Default under Sections 7.01, 7.04(a)(i) or 7.05 shall have occurred and be continuing.”

(h)  Section 6.12 of each of the Credit Agreements is amended by inserting the following exception at the end thereof:

“and (xiv) encumbrances or restrictions existing under the Lloyd’s LC Facility.”

(i)  Each of the Credit Agreements is amended by attaching a new Schedule 1.02 thereto which shall read as set forth on Annex A hereto.

SECTION 3.  Representations and Warranties.  Each Account Party hereby represents and warrants to the Administrative Agent and the Lenders that as of the First Amendment Effective Date and after giving effect hereto:

(a)  this Amendment has been duly authorized, executed and delivered by such Account Party, and each of this Amendment and the Credit Agreements (each as amended hereby) constitute such Account Party’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b)  no Default or Event of Default has occurred and is continuing.

(c)  all representations and warranties of such Account Party contained in each of the Credit Agreements (each as amended hereby) are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties expressly made only as of an earlier date, which representations were true and correct in all material respects as of such earlier date).

SECTION 4.  Effectiveness.  This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which the Administrative Agent shall have received counterparts hereof duly executed and delivered by each of the Account Parties and the Required Lenders (as defined in each Credit Agreement).

SECTION 5.  Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreements or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreements or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Account Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreements or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreements specifically referred to herein.  This Amendment shall constitute a Loan Document.  All representations and warranties made by each Account Party herein shall be deemed made under the Credit Agreements with the same force and effect as if set forth in full therein.  On and after the First Amendment Effective Date, any reference to the Credit Agreements contained in the Loan Documents shall mean the Credit Agreements as modified hereby.

SECTION 6.  Expenses.  The Account Parties agree to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel.

SECTION 7.  Governing Law; Counterparts.  (a)  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

(b)           This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile or other electronic imaging means of the relevant executed signature pages hereof.

SECTION 8.  Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

VALIDUS HOLDINGS, LTD.
by
/s/ Joseph E. (Jeff) Consolino
Name: Joseph E. (Jeff) Consolino
Title: EVP & CFO

VALIDUS REINSURANCE, LTD.
by
/s/ Joseph E. (Jeff) Consolino
Name: Joseph E. (Jeff) Consolino
Title: EVP & CFO

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, AS LC ISSUER, ADMINISTRATIVE AGENT AND A LENDER,
by
/s/ Erin O’ Rourke
Name: Erin O’ Rourke
Title: Executive Director

DEUTSCHE BANK AG NEW YORK BRANCH,
By: /s/ John McGill Name: John McGill Title: Director
By: /s/ Michael Campites Name: Michael Campites Title: Vice President

THE BANK OF NEW YORK,

By: s/ Michael Pensari
Name: Michael Pensari
Title: Vice President

CALYON,
By: /s/ Sebastian Rocco Name: Sebastian Rocco Title: Managing Director
By: /s/ Charles Kornberger Name: Charles Kornberger Title: Managing Director

ING BANK N.V., LONDON BRANCH,
By: /s/ N.J. Marchant Name: N.J. Marchant Title: Director
By: /s/ M. Sharman Name: M. Sharman Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION,
By: /s/ Karen Hanke Name: Karen Hanke Title: Director

ABN AMRO BANK N.V.,
By: /s/ Andrew C. Salerno Name: Andrew C. Salerno Title: Director
By: /s/ Michael DeMarco Name: Michael DeMarco Title: Vice President

COMERICA BANK,
By: /s/ Chatphet Saipetch Name: Chatphet Saipetch Title: Vice President

UBS AG, STAMFORD BRANCH,
By: /s/ Richard L. Tavrow Name: Richard L. Tavrow Title: Director Banking Products Services, US
UBS AG, STAMFORD BRANCH,
By: /s/ Irja R. Otsa Name: Irja R. Otsa Title: Associate Director Banking Products Services, US

HSBC BANK USA, NATIONAL ASSOCIATION,
By: /s/ Jimmy Tse Name: Jimmy Tse Title: Vice President

ANNEX A

SCHEDULE 1.02

FAL FACILITY TERM SHEET

[Attached]

SUMMARY OF INDICATIVE TERMS FOR A

LETTER OF CREDIT ISSUANCE FACILITY FOR

TALBOT HOLDINGS LTD

The following terms and conditions constitute an indicative term sheet only.  The formalization of any facility to be provided by ING and Lloyds TSB is subject to credit approval and finalization of satisfactory documentation.

Obligor/Applicant:	Talbot Holdings Ltd (“THL”)

Guarantor:	Validus Holdings, Ltd (“VHL”)

Facility Description:	Letter of Credit Issuance Facility (the “Facility”).

Joint Lead Arrangers and Bookrunners:	ING Bank N.V., London Branch (“ING”) and Lloyds TSB Bank PLC (“Lloyds TSB”)

Letter of Credit Issuer:	The Facility Agent on behalf of the Banks.

Facility Agent:	Lloyds TSB

Structuring Agent:	ING

Facility Amount:	US$100,000,000 (the “Facility Limit”) provided either by ING and Lloyds TSB, or by a small club of banks, arranged by ING and Lloyds TSB (“the Banks”)

Beneficiary:	The Society & Council of Lloyd’s.

Availability Period:
The Facility will be available for the issuance of Funds at Lloyd’s (“FAL”) Letters of Credit (in Sterling or US Dollars and, in each case, in a form acceptable to Lloyd’s) up to and including 31st December 2008.

Purpose:
Issuance of FAL Letters of Credit in the prescribed format to support underwriting capacity provided to Talbot 2002 Underwriting Ltd (“Talbot 2002”) through Syndicate 1183 at Lloyd’s of London for the 2008, 2009 and prior underwriting years of account.

It being acknowledged that for so long as the Funds at Lloyd’s Letters of Credit are deposited at Lloyd’s they shall be deemed to support all of Talbot 2002’s underwriting years of account that have yet to close.

Collateral:	Subject to the “Additional Collateralization” section below, at the option of THL, any FAL Letters of Credit issued under the Facility can be designated as:

(i) being secured (the “Secured Letters of Credit”) or

(ii) unsecured (the “Unsecured Letters of Credit”).

In the case of Secured Letters of Credit, security will comprise a first priority, perfected, security interest granted by the Obligor, by Validus Reinsurance, Ltd. and/or the Guarantor in favour of the Banks over one or more cash and securities portfolios with eligibility standards and advance rates substantially as set forth in Schedule 1 attached hereto.  All collateral will be valued by reference to the latest available market price.

Subject to the “Additional Collateralisation” section below, THL may reclassify any one or more FAL Letters of Credit as secured or unsecured at the end of each calendar month.  Each such reclassification to take effect with effect from the 1st of the following month.

Custodian:	To be advised, but likely to be the same as for the existing Validus Reinsurance, Ltd syndicated secured facilities.

Agency Fee:	£15,000, payable to the Facility Agent annually in advance.

Structuring Fee:	£25,000, payable to the Structuring Agent on closing of the Facility.

Arrangement Fee:	An Arrangement Fee equivalent to 0.15% of the Facility Amount will be payable to ING and Lloyds TSB on closing of the Facility.

Commitment Fee:	A Commitment Fee will be payable, quarterly in arrears, at the rate of 0.10% per annum on the undrawn portion of the Facility during the Availability Period.

Letter of Credit Commissions:	Issuance commissions will be payable quarterly in arrears, and will be calculated on the daily amount of the outstanding Letters of Credit as follows:-

a) The commission rate payable on the Secured Letters of Credit will be 0.25% per annum.

b)    The commission rate payable on the Unsecured Letters of Credit will be based on the Financial Strength Rating of Validus Reinsurance, Ltd by AM Best as at the date upon which commission is payable in accordance with the following table:-

	AM Best Financial Strength Rating A++ A+ A A- B++ Below B++	Commission Rate 0.40% pa 0.50% pa 0.55% pa 0.65% pa 0.80% pa 1.00% pa

Expenses:
The Obligor/Applicant will pay (or the Guarantor will cause the Obligor/Applicant to pay) all reasonable out-of pocket expenses incurred by ING and Lloyds TSB in the preparation, negotiation and execution of the Facility including, but not limited to, legal fees.

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Reimbursement:	Any drawings under the Letters of Credit issued under this Facility will trigger an immediate reimbursement obligation on the Obligor/Applicant (to be satisfied within a time period to be agreed).

As long as Letters of Credit are outstanding under the Facility, the Banks will not be obliged to utilise any collateral in settlement of drawings by the Beneficiary prior to demanding reimbursement from the Obligor/Applicant or Guarantor.

Letter of Credit Borrowing Rate:
In the event that any drawing on the Letters of Credit is not immediately reimbursed by the Obligor/Applicant, the reimbursement obligation will bear interest from the date of drawing until the date of payment at 3% over the relevant overnight London Interbank Offered Rate.

Additional Collateralisation:
1)        If an Event of Default occurs (as detailed below) and such event is not cured within an agreed grace period, the Obligor/Applicant will be obliged to immediately lodge additional collateral with the Custodian such that all outstanding Unsecured Letters of Credit become 100% secured.

2)         If Talbot 2002’s trust funds at Lloyd’s (including any letters of credit included in its Funds at Lloyd’s other than any Unsecured Letters of Credit issued pursuant to the Facility) is less than the aggregate of:

(a) any net unfunded solvency deficit on all open years of account for Talbot 2002 (as reported in the solvency statements prepared by Lloyd’s); and

(b)  Talbot 2002’s FAL requirements as determined by the Individual Capital Assessment (“ICA”) agreed by Lloyd’s (less an amount equal to the face-value of the Unsecured Letters of Credit issued pursuant to the Facility), then the Unsecured Letters of Credit must be collateralised to an amount equal to such difference.  The figures used to test this Additional Collateralisation shall be as reported in the Release Test calculations provided by Lloyd’s on or around 30 April and 31 July in each year.

3)        If Notice of Termination of a Unsecured Letter of Credit is given to the Beneficiary by the Banks, thus crystallising the final expiry date of such Unsecured Letter of Credit as being four years from the date of such notice being given, (the “Tail Period”) then, by no later than the 5th business day after the 31st December of the last Year of Account agreed to have been supported by the relevant Unsecured Letter of Credit, THL shall (at its discretion) either:

(a)  procure that the relevant Unsecured Letter of Credit is released by Lloyd’s, in which case the parties shall make appropriate arrangements for a replacement letter of credit to be issued in favour of an appropriate trustee pending the termination date of the relevant Unsecured Letter of Credit; or

(b) provide additional collateral to the Custodian, thereby causing the relevant Unsecured Letter of Credit to be 100% secured.

Save following an Event of Default which is continuing after the applicable grace period (and for so long as such Event of Default is continuing), the Banks may not serve any Notice of Termination on the Beneficiary before 1st January 2009.

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4)         If the Financial Strength Rating of Validus Reinsurance, Ltd by AM Best falls below “B++”, the Obligor/Applicant will be obliged to immediately lodge additional collateral with the custodian such that any Unsecured Letters of Credit become 100% secured.

Representations	Including that the Applicant’s payment obligations rank at least pari passu with the claims of the other unsecured and unsubordinated creditors of the Applicant.

Covenants:
To be consistent with those contained in VHL’s five-year secured letter of credit facility with JPMorgan Chase Bank and the lenders identified therein dated 12 March 2007 (as amended, the “JPM Facility Agreement”), which includes:-

• Minimum consolidated net worth of the Guarantor (as defined and at the levels set forth in the JPM Facility Agreement).
• Maximum leverage ratio (as defined and at the levels set forth in JPM Facility Agreement).

•      Limitation on certain restrictions on subsidiaries (including a covenant not to permit any of the subsidiaries to create or otherwise cause or suffer to exist or   become effective any encumbrance or restriction on the ability of any such subsidiary to pay dividends or make any other distributions on its capital stock), as per the terms of Section 6.12 of the JPM Facility Agreement.

• Cash FAL of US$215m to be available to be drawn down in priority to the Letter(s) of Credit in Talbot 2002 Underwriting Capital Ltd save to the extent eroded by applicable losses.

•      Provision of annual and interim financial statements of the Guarantor to the extent required under the JPM Facility Agreement and Quarterly Monitoring Returns for Syndicate, together with other such information as the Banks may reasonably require from time to time.

• Provision of monthly borrowing base certificates in respect of the collateral, if applicable, which will be valued by reference to the latest available market price.

Conditions Precedent to Closing:	Including but without limitation:- · Certified copies of constitutive documents, board resolutions and supporting legal opinion(s) in respect of the Applicant and Guarantor.

•      Confirmation that FAL of US$215m (comprising cash and invested assets) has been lodged with Lloyd’s and confirmation from Lloyd’s that they will take into account Talbot 2002’s request that such FAL be drawn down in advance of any FAL Letter of Credit drawings to meet Syndicate calls[1]

1     Any decision by Lloyd’s as to drawdown involves an exercise of Lloyd’s discretion as trustee, in light of circumstances prevailing at the time, and thus Lloyd’s cannot/will not enter into a binding undertaking.

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• Provision of the Collateral, if applicable
• Execution of the security documents relating to the Collateral, if applicable
• A legal opinion(s) confirming the validity and enforceability of the security documents relating to the Collateral, if applicable.
Events of Default:	Including but without limitation:- • Failure of the Obligor/Applicant to comply with its collateralisation obligations referred to above to a material extent
• Non-payment of principal, interest, fees or commissions
• Bankruptcy and/or other insolvency events
• Material inaccuracy of representations and warranties when given
• Change of ownership of the Applicant (on terms identical to the Change of Control provision contained in the JPM Facility Agreement)
• Cross default
• Non-compliance with covenants
Notice provisions, grace periods and thresholds to be agreed.

Governing Law:	English Law

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SCHEDULE 1

INDICATIVE TERM SHEET

FOR

TALBOT HOLDINGS LTD

ELIGIBLE COLLATERAL AND APPLICABLE ADVANCE RATES

Collateral Description	Advance Rate
	Matching Currency	Non-Matching Currency
Cash:

U.S. Dollars or Sterling, including time deposits, certificates of deposit and money market deposits held at Bank of New York, as custodian, or that are subject to a first priority security interest of the Facility Agent or Security Trustee.
	100%.	95%.
U.S. Government Securities:

Securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), including assets issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, Federal Home Loan Bank or the Government National Mortgage Association.
	With maturities of (x) two years or less from the date of acquisition, 95%, (y) three to ten years from the date of acquisition, 90% and (z) more than 10 years from the date of acquisition, 85%.	With maturities of (x) two years or less from the date of acquisition, 90%, (y) three to ten years from the date of acquisition, 85% and (z) more than 10 years from the date of acquisition, 80%.
Investment Grade Municipal Bonds: Municipal Bonds rated at least (i) A by S&P and (ii) A2 by Moody’s and maturing within five years from the date of acquisition.	85%.	80%.
Investment Grade Non-Convertible U.S. Corporate Bonds Level I:

Non-convertible corporate bonds issued by any entity organized in the United States which are “publicly traded” on a nationally recognized exchange, eligible to be settled by DTC and rated at least (i) AA- by S&P and (ii) Aa3 by Moody’s.
	With maturities of (x) two years or less from the date of acquisition, 90% and (y) three to ten years from the date of acquisition, 85%.	With maturities of (x) two years or less from the date of acquisition, 85% and (y) three to ten years from the date of acquisition, 80%.
Investment Grade Non-Convertible U.S. Corporate Bonds Level II:

Non-convertible corporate bonds issued by any entity organized in the United States which are “publicly traded” on a nationally recognized exchange, eligible to be settled by DTC and rated at least (i) A- by S&P and (ii) A3 by Moody’s, but no higher than (x) A+ from S&P and (y) A1 from Moody’s.
	With maturities of (x) two years or less from the date of acquisition, 85% and (y) three to ten years from the date of acquisition, 80%.	With maturities of (x) two years or less from the date of acquisition, 80% and (y) three to ten years from the date of acquisition, 75%.

Commercial Paper:

Commercial paper issued by any entity organized in the United States rated at least (i) A-1 or the equivalent thereof by S&P and (ii) P-1 or the equivalent thereof by Moody’s and maturing not more than one year after the date of acquisition.
	90%.	85%.
UK Government Securities: Securities issued by the United Kingdom government.	With maturities of (x) two years or less from the date of acquisition, 95%, (y) three to ten years from the date of acquisition, 90% and (z) more than 10 years from the date of acquisition, 85%.	With maturities of (x) two years or less from the date of acquisition, 90%, (y) three to ten years from the date of acquisition, 85% and (z) more than 10 years from the date of acquisition, 80%.
OECD Sovereign Debt: Debt issued or guaranteed by OECD countries, rated at least (i) AA- by S&P and (ii) Aa3 by Moody’s.	With maturities of (x) two years or less from the date of acquisition, 95%, (y) three to ten years from the date of acquisition, 90% and (z) more than 10 years from the date of acquisition, 85%.	With maturities of (x) two years or less from the date of acquisition, 90%, (y) three to ten years from the date of acquisition, 85% and (z) more than 10 years from the date of acquisition, 80%.
Other Securities: All other investments, obligations or securities.	0.0%.	0.0%.